Exhibit 10.47

FOURTH AMENDMENT TO RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT TO RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of November 17, 2004 (this “Amendment”), is by and between International Paper Financial Services, Inc., a Delaware corporation (“IPFS”), and Red Bird Receivables, Inc., a Delaware corporation (“Buyer”) and pertains to the Receivables Sale and Contribution Agreement dated as of December 26, 2001 amongst the parties hereto (as heretofore and hereby amended, the “Receivables Sale Agreement”). Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Sale Agreement.

PRELIMINARY STATEMENTS

WHEREAS, IPFS wishes to make certain amendments to the Receivables Sale Agreement; and

WHEREAS, Buyer is willing to agree to such amendments.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

1.1. The fourth paragraph of the Preliminary Statements in the Receivables Sale Agreement is hereby amended and restated in its entirety to read as follows:

Immediately following the contribution and purchase of Receivables from IPFS, Buyer will borrow and pledge its assets pursuant to that certain Amended and Restated Credit and Security Agreement dated as of November 17, 2004 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Credit and Security Agreement”) among the Buyer, as Borrower, IPFS, as initial Servicer, the Performance Guarantor, various lenders (“Lenders”) and co-agents (“Co-Agents”) from time to time party thereto, and Wachovia Bank, National Association, as administrative agent or any successor administrative agent appointed pursuant to the terms of the Credit and Security Agreement (in such capacity, the “Administrative Agent,” and together with the Co-Agents, the “Agents”).

1.2. Section 1.1 of the Receivables Sale Agreement is hereby amended to insert “IP” before “First-Step”.

1.3. Sections 1.7, 4.1(g), 4.1(h) and 4.1(l) of the Receivables Sale Agreement are hereby amended to delete “First-Step Sale Agreement” in each place where it appears and to substitute in lieu thereof “First-Step Sale Agreements.”

1.4. Each reference in the text of the Receivables Sale Agreement to “Original Seller” is hereby replaced with “each Original Seller,” “any Original Seller” or “the applicable Original Seller” as the context may require.

1.5. Section 4.1(a)(v) of the Receivables Sale Agreement is hereby amended to delete “Buyer, the Administrative Agent or Blue Ridge” where it appears, and to substitute in lieu thereof “Buyer or the Administrative Agent.”

1.6. Section 7.4 of the Receivables Sale Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.4. Confidentiality.

(a) IPFS shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information that is clearly marked as being confidential and/or proprietary with respect to the Agents, the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that IPFS and its officers and employees may disclose such information to IPFS’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Anything herein to the contrary notwithstanding, IPFS hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agents and the Lenders by each other, (ii) by Buyer, the Agents or the Lenders to any prospective or actual assignee or participant of any of them and (iii) by the Co-Agents to any rating agency, Promissory Note dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent or one of its affiliates acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders and the Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to IPFS, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agents and the Lenders, (ii) to any prospective or actual assignee or participant of the Agents or the Lenders who executes a confidentiality agreement for the benefit of IPFS and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

(d) Notwithstanding any other provision in this Agreement, Buyer does not object to the Original Sellers, IPFS and their respective representatives from disclosing the U.S. tax treatment or U.S. tax structure of the transactions evidenced hereby.

1.7. The following new Section 7.12 is hereby added to the Receivables Sale Agreement:

Section 7.12. Payment Rescission. No payment of any amount hereunder shall be considered paid or applied to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The payor shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the payee who suffered such rescission, return or refund the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

1.8. The definitions of “Blue Ridge” and “Victory” in the Receivables Sale Agreement are hereby deleted in their entirety.

1.9. The following new definitions are hereby added to Exhibit I to the Receivables Sale Agreement in their appropriate alphabetical order:

“Box Group” means, collectively, Box USA Group, Inc., a New York corporation, Box USA Manufacturing Group of Iowa, Inc., a Delaware corporation, Page Packaging Corporation, a California corporation, and Box USA Manufacturing Group of Georgia, Inc., a Pennsylvania corporation.

1.10. Each of the following definitions in the Receivables Sale Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

“Export Receivables” has the meaning set forth in the IP First-Step Sale Agreement.

“First-Step Sale Agreements” means, collectively, (a) that certain Receivables Sale Agreement dated as of December 26, 2001, between International Paper Company and IPFS, as the same may be amended, restated or otherwise modified from time to time (the “IP First-Step Sale Agreement”), and (b) that certain Receivables Sale Agreement dated as of November 17, 2004 among the members of the Box Group and IPFS, as the same may be amended, restated or otherwise modified from time to time (the “Box Group First-Step Sale Agreement”).

“Original Seller” means (a) International Paper Company, in its capacity as seller under the IP First-Step Sale Agreement, or (b) any member of the Box Group, in its capacity as a seller under the Box Group First-Step Sale Agreement.

“Receivable” means each “Receivable” as defined in either of the First-Step Sale Agreements to the extent such Receivable was transferred to IPFS pursuant to a First-Step Sale Agreement and was originated by any business of International Paper Company and its subsidiaries identified by location on Schedule B attached hereto as such Schedule may be amended, modified or supplemented from time to time.

“Related Security” means, with respect to any Receivable:

(i) all of IPFS’s and the applicable Original Seller’s right, title and interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by any business of International Paper Company and its subsidiaries identified by location on Schedule B attached hereto as such Schedule may be amended, modified or supplemented from time to time gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of IPFS’s right, title and interest in each Lock Box and each Collection Account,

(vii) all of IPFS’s interest in, to and under each of the First-Step Sale Agreements, and

(viii) all proceeds of any of the foregoing.

“Transaction Documents” means, collectively, this Agreement, the First-Step Sale Agreements, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.

1.11. Schedule B to the Receivables Sale Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment.

2. Representations and Warranties. Each party represents to the other party as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Receivables Sale Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Receivables Sale Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(c) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event.

3. Condition Precedent. This Amendment shall become effective as of the date first above written upon the execution and delivery by each party to the other party of a counterpart hereof by both parties hereto.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Receivables Sale Agreement. Except as expressly amended hereby, the Receivables Sale Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. By their signatures on this Amendment, the parties hereby authorize Wachovia Bank, National Association, as Administrative Agent, to file an amendment to each existing UCC financing statement filed in connection with the Receivables Sale Agreement to the extent necessary to conform the definitions in such existing financing statement to the definitions herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, INC.

By:	/s/ Robert J. Cunn
Name:	Robert J. Cunn
Title:	Vice President & Treasurer

INTERNATIONAL PAPER FINANCIAL SERVICES, INC.

By:	/s/ David R. Whitehouse
Name:	David R. Whitehouse
Title:	Treasurer

ANNEX I

SCHEDULE B

Included are receivables created by domestic sales of the following businesses

•	Uncoated Papers

•	Coated Papers

•	Industrial Packaging

•	Consumer Packaging

•	Wood Products

•	Industrial Papers

•	xpedx – Excluding the following:

(i)	Stores Division;

(ii)	Cincinnati Reading Road Division, location #679; and

(iii)	Saalfeld Re-Distribution Business, location #680.

•	Arizona Chemical

•	Market Pulp

•	Box USA Group, Inc.

•	Box USA Manufacturing Group of Georgia, Inc.

•	Box USA Manufacturing Group of Iowa, Inc.

•	Page Packaging Corporation